SECURITIES AND EXCHANGE COMMISSION

                   Washington, D.C.  20549


                     __________________


                          FORM 8-K

                       CURRENT REPORT

           Pursuant to Section 13 or 15(d) of the

               Securities Exchange Act of 1934

Date of earliest event
  reported:  August 15, 1995

                      BIC CORPORATION

   (Exact name of registrant as specified in its charter)



New York                   1-6832                 06-0735597
 (State of        (Commission File Number)      IRS Employer
Incorporation)                           Identification No.)


500 BIC Drive, Milford, Connecticut                  06460
 (Address of principal executive offices)         (Zip Code)


                       (203) 783-2000
              (Registrant's telephone number)

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ITEM 5.   OTHER EVENTS
          ------------

          On August 16, 1995, BIC Corporation (the
"Company") and Societe BIC S.A. (the "Parent") announced that they have executed a definitive Agreement and Plan of Merger pertaining to Parent's previously announced proposal to acquire from public shareholders the approximately 22% of the Company's common shares not currently owned by Parent and the Bich family. Under the Agreement and Plan of Merger, Parent will acquire in the merger the publicly held shares of the Company for a price of $40.50 per share in cash, or an aggregate of approximately $219 million. Copies of the press release and the Agreement and Plan of Merger are attached as exhibits hereto and are incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS
          -----------------------------------------

          (c)  Exhibits

               (2)  Agreement and Plan of Merger, dated as
                    of August 15, 1995, among the Company,
                    Societe BIC S.A., BIC Merger Corporation and Bruno Bich, as voting trustee.

               (99) Press release announcing the execution
                    of the Agreement and Plan of Merger.

                          SIGNATURE

          Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                              BIC CORPORATION



Dated:  August 21, 1995       By:    /s/ Robert L. Macdonald
                                 ------------------------------
                                 Robert L. Macdonald
                                 Vice President-Finance
                                  and Treasurer

Exhibit     Description                           Sequentially
No.                                              Numbered Page
-------     -----------                          -------------


(2)         Agreement and Plan of Merger, dated
            as of August 15, 1995, among the
            Company, Societe BIC S.A., BIC
            Merger Corporation and Bruno Bich,
            as voting trustee.

(99)        Press release announcing the
            execution of the Agreement and Plan
            of Merger.